This is the text of a common stock certificate as issued by Covance Inc. There is a patterned background. There is a circular graphic image in the top center of the page depicting a woman and two men who are holding a scale, a paper and pen and a ruler??? There is a large globe in the foreground and a limitless horizon behind the figures. There are patterned borders approximately 1-1/4 inches wide on either side of the page.

COVANCE logo                                                        COMMON STOCK
Covance Inc.                                                   CUSIP 219480 10 0
A DELAWARE CORPORATION                       SEE REVERSE FOR CERTAIN DEFINITIONS

NUMBER                                                                    SHARES
COV

   THIS CERTIFICATE IS TRANSFERABLE IN
    NEW YORK, N.Y. OR IN CHICAGO, IL.



This Certifies That



is the owner of


            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK of Covance Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation of Covance Inc. and to any and all amendments thereto, to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
    Witness the facsimile seal of the Corporation and the facsimile signatures of its proper officers.

Dated:
                                  [SEAL]
Countersigned and Registered:       of           /s/ Christopher A. Kuebler
HARRIS TRUST AND SAVINGS BANK   Covance Inc.     Chairman of the Board and
              Transfer Agent                       Chief Executive Officer
              and Registrar        1993

By                               Delaware        /s/ Jeffrey S. Hurwitz
                                                 Senior Vice President,
Authorized Signature                               General Counsel and Secretary

                               COLOR COPY       BANKNOTE CORPORATION OF AMERICA

                                  Covance Inc.

     COVANCE INC. WILL FURNISH TO EACH STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS WITH RESPECT TO THE CAPITAL STOCK OF THE CORPORATION AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION, COVANCE INC., PRINCETON, NEW JERSEY 08540.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Covance Inc. and Harris Trust and Savings Bank, as Rights Agent, dated as of December ___, 1996 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Covance Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certifcate(s) and will no longer be evidenced by this certificate. Covance Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

                 _____________________________________________

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT -______Custodian_______
                                                          (Cust)         (Minor)
TEN ENT - as tenants by the entireties             under Uniform Gifts to Minors
                                                   Act _________________________
JT TEN  - as joint tenants with right                           (State)
          of survivorship and not as
          tenants in common

    Additional abbreviations may also be used though not in the above list.

For value received, _____ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY NUMBER
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________
________________________________________________________________________________
  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE.
________________________________________________________________________________
________________________________________________________________________________
______________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated,__________

Signature(s) Guaranteed:
                                           _____________________________________
                                                        Signature


By                                         _____________________________________
                                                        Signature

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

            BANKNOTE CORPORATION OF AMERICA Wall St -- 1-610038-942
                         PROOF #2 - 11/11/96 - Covance